Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Alpha and Omega Semiconductor Limited
Sunnyvale, California

We hereby consent to the incorporation by reference in this Registration Statement of our reports dated September 19, 2022, relating to the consolidated financial statements, schedule and the effectiveness of internal control over financial reporting, of Alpha and Omega Semiconductor Limited (the Company) appearing in the Company’s Annual Report on Form 10-K for the year ended June 30, 2022.

/s/ BDO USA, P.C.
San Jose, California
May 8, 2024